SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 27, 2004

Commission file number: 001-05256

V.F. CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	23-1180120
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

105 Corporate Center Boulevard
Greensboro, North Carolina 27408
(Address of principal executive offices)

(336) 424-6000
(Registrant’s telephone number, including area code)

ITEM 5 - Other Events

On April 27, 2004, V.F. Corporation (“VF”) announced that it and its wholly owned subsidiary McGarrett Corporation had entered into an Agreement and Plan of Merger with Vans, Inc. (“Vans”) dated as of April 27, 2004 (the “Merger Agreement”), which sets forth the terms and conditions of a proposed business combination of VF and Vans.

A copy of the Merger Agreement among VF, Vans and McGarrett Corporation is attached hereto as Exhibit 2.1 and made a part hereof. A copy of the press release issued by VF on April 27, 2004 is attached hereto as Exhibit 99.1 and made a part hereof.

ITEM 7 - Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated as of April 27, 2004 among
Vans, VF and McGarrett Corporation (schedules and exhibits omitted).

Exhibit 99.1	Press Release dated April 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. F. CORPORATION
(Registrant)

	By:	/s/ Robert K. Shearer

Robert K. Shearer
Vice President - Finance & Global
Processes and Chief Financial Officer
(Chief Financial Officer)
Date: April 27, 2004

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger dated
as of April 27, 2004 among Vans,
VF and McGarrett Corporation
(schedules and exhibits omitted).

99.1	Press Release dated April 27, 2004.